SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 17, 2003



                               BRL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                      000-15260                88-0218411
-------------------------------   ------------------------   -------------------
(State of other jurisdiction of   (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)



 200 Perimeter Road, Manchester, New Hampshire      03103
-------------------------------------------------------------
  (Address of principal executive offices)        (Zip Code)



        Registrant's telephone number, including area code (603)-641-8443
                                                           --------------



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



Items  7.  Other Matters
---------

     As described in the Form 8-K, Form 8-K/A, and the 8-K/A-2 of BRL Holdings, Inc. that were filed with the Securities And Exchange Commission on or about October 3, 2002, November 6, 2002 and September 19, 2003, respectively, reporting an event occurring October 2, 2002, the Company has acquired Element 21 Golf Company, a Delaware corporation (referred to as "Element 21 Golf").

     As the Company's stockholders were notified through an Information Statement mailed to them on or about December 2, 2002 and updated in our Form 8-K/A-2 filed and mailed on or about September 19, 2003, the Company has obtained stockholder approval to change its name to "Element 21 Golf Company" and to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000. The Company has now taken the actions in Delaware necessary to accomplish these changes by filing a Certificate of Amendment to its Certificate of Incorporation. The Company also has changed the name of its subsidiary to Element 21 Technologies, Inc.

     Under terms of the Acquisition, the Company is now obligated to issue to current and former consultants, shares underlying options which are expected to be immediately issued to purchase 5,047,000 shares of common stock at an exercise price of $0.001 per share. These shares underlie options which were originally issued by Element 21 Golf (now Element 21 Technologies, Inc.) prior to completion of the Acquisition by the Company, and, as a result of the Acquisition, were converted to options to purchase the same number of shares of common stock of the Company at the same exercise price. The option holders received these options as payment for services performed on behalf of Element 21 Golf prior to the Acquisition. None of these options and underlying shares is being issued to officers or directors of the Company, and that portion of the options that entitle holders to purchase 4,750,000 shares is being issued to persons who will be deemed to have 5% beneficial ownership of the Company's outstanding common stock upon receipt of the options and of the shares described below.

     The Company is now also obligated to issue 7,240,082 shares of its common stock for consulting services performed through September 30, 2003. None of these shares is being issued to any officer or director of the Company, and 4,900,417 of these service shares are being issued to consultants who will be deemed to have 5% beneficial ownership of the Company's outstanding shares upon receipt of the service shares and of the options described above.

     The issuance of all the 5,047,000 shares underlying the options and 4,375,857 of the 7,240,082 shares to be issued directly are to be registered on a Form S-8 registration statement that is anticipated to be effective with the Securities and Exchange Commission on or about October 20, 2003. (The other shares are not covered by the Form S-8 because they may be deemed to have been issued for services performed in connection with financing.) The availability for sale of all the shares covered by the Form S-8 registration statement will be restricted subject to release from those restrictions by the approval of a committee of the Board (the "Committee") until June 30, 2004. At the current time, it is contemplated that a portion of the shares covered by the Form S-8 registration statement will be approved as saleable by the Committee beginning October 22, 2003 and that the Committee will release the restrictions on portions of the remainder to become available for sale periodically thereafter.



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


     The following table sets forth, as of October 22, 2003, the beneficial ownership of the officers and directors, and of all persons having 5% beneficial ownership, of the outstanding common stock of the Company after giving effect to the issuance and exercise of the options and the issuance of the shares described above:



                                              Beneficial Ownership at              Beneficial Ownership
Holders and Addresses                             June 30, 2003                    October 22, 2003 (A)
---------------------                         -----------------------              --------------------
Officers & Directors

Gerald Enloe, Director and                       2,950,460 (5.9%)                    2,950,460 (4.7%)
Chairman
P.O. Box 14391
Humble, TX  77347

Nataliya Hearn, Ph.D.,                           4,900,000 (9.8%)                    4,900,000 (7.9%)
President, CEO and Director
3173 Sandwich Street, 37
Windsor, Ontario H3A P7S
Canada

Jim Morin, Vice President,                               -0- (0%)                            -0- (0%)
Secretary/Treasurer and Director
27672 Pasatiempo Drive
Mission Viejo, CA  92692

All Officers, Directors as a                     7,850,460 (15.7%)                   7,850,460 (12.6%)
Group (3 Persons)

5% or Greater Owners

Dimitry Sindalovsky                              4,455,396 (8.9%)                    6,203,729 (9.9%)
99 Harbour Square,
Suite 3106
Toronto, Ontario M5J 2H2

Tom Sawyer, Esq.                                 3,450,000 (6.9%)                    5,325,000 (8.6%)
1151 CR 325
Lexington, Texas 78947

Randy Renken,                                    4,455,396 (8.9%)                    6,178,813 (9.9%)
316 Main Street, Suite L
Humble, TX 77338


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

R. Bruce Reeves                                  1,900,000 (3.8%)                    6,203,667 (9.9%)
754 Straw Hill
Manchester, NH 03104

Paul Whitton                                     4,005,396 (8.0%)                    4,005,396 (6.4%)
2415 Shakespeare, #3
Houston, TX  77030

Total owned by directors, executive            26,116,648 (52.3%)                  35,767,065 (57.3%)
officers and 5% or greater
shareholders


(A) Assumes 62,193,302 shares outstanding, including issuance of the 5,047,000 shares underlying the options described above as well as issuance of the 7,240,082 service shares described above.

                                              BY ORDER OF THE BOARD OF DIRECTORS


October 17, 2003                              /s/ Nataliya Hearn, Ph. D.
                                              --------------------------
                                              Nataliya Hearn, Ph.D.
                                              President and Director




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